Exhibit 99.1

March 29, 2000

                           ANNUAL DISTRIBUTION SUMMARY
                          CITIBANK (SOUTH DAKOTA), N.A.
               MELLON BANK CREDIT CARD MASTER TRUST Series 1995-A
                              ANNUAL PERIOD ENDING
                                DECEMBER 31, 1999


ANNUAL HOLDERS' DISTRIBUTION SUMMARY

Pursuant to Section 5.2, Servicer does hereby declare to the Trustee the following distributions for the calendar year 1999 as set forth below:

Interest Payments

A.  Pursuant to subsection 4.11(g);

    1. Amount distributed to the Class A Holders                 $45,262,873.33

    2. Amount distributed to the Class B Holders                  $3,096,542.55

    3. Amount distributed to the Collateral Interest Holder       $4,626,823.00


Principal Payments

B.  Pursuant to subsection 4.11(h)(i);

    1. Amount distributed to the Class A Holders                           $-0-

    2. Amount distributed to the Class B Holders                           $-0-

    3. Amount distributed to the Collateral Interest Holder      $12,612,591.14




                                   CITIBANK (SOUTH DAKOTA), N.A.,
                                     as Servicer



                                   By:  /s/ Charles Haug
                                      -------------------------
                                   Name:    Charles Haug
                                   Title:   Servicing Officer